Exhibit 99.1

PHH Corporation Commences Tender Offers and Consent Solicitations for Any and All of its 7.375% Senior Notes Due 2019 and 6.375% Senior Notes Due 2021

MOUNT LAUREL, N.J.—(BUSINESS WIRE)—June 19, 2017—PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced that it has commenced tender offers (each an “Offer” and, together the “Offers”) to purchase for cash any and all of its outstanding 7.375% Senior Notes Due 2019 (the “2019 Notes”) and 6.375% Senior Notes Due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”). In conjunction with the Offers, PHH is soliciting (the “Consent Solicitations”) consents (“Consents”) from registered holders (“Holders”) of the Notes to (i) amend the indentures which govern the Notes (“Indentures”), (ii) consent to any and all of the transactions relating to or contemplated by the Sales (as defined in the Offer to Purchase and Consent Solicitation Statement (as defined herein)) and (iii) waive any potential default that may occur resulting from the Sales ((i), (ii) and (iii), collectively, the “Proposed Actions”).

The following table summarizes the material pricing terms for the Offers:

CUSIP and/or ISIN Nos.	Outstanding Principal Amount	Title of Notes	Early Tender Payment(1)(2)	Tender Offer Consideration (1)(3)	Total Consideration (1)(3)
693320AR4 / US693320AR46	$275,000,000	7.375% Senior Notes due 2019	$30.00	$1,070.00	$1,100.00
693320AS2 / US693320AS29	$340,000,000	6.375% Senior Notes Due 2021	$30.00	$1,001.88	$1,031.88

(1)         Per $1,000 principal amount of Notes tendered and accepted for purchase.

(2)         Included in the applicable Total Consideration for Notes tendered and accepted for purchase at or prior to the applicable Early Tender Deadline.

(3)         Does not include accrued and unpaid interest that will be paid on the Notes accepted for purchase.

This announcement does not contain the full terms and conditions of the Offers and the Consent Solicitations, which are contained in the offer to purchase and consent solicitation statement dated June 19, 2017 (the “Offer to Purchase and Consent Solicitation Statement”) and the related letter of transmittal and consent (the “Letter of Transmittal and Consent”) (as they may each be amended or supplemented, the “Offer Documents”). The Company refers Holders to the Offer Documents for the complete terms and conditions of the Offers and the Consent Solicitations.

Each Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on July 17, 2017, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”). The Company reserves the right to extend or earlier terminate one Offer without making a corresponding change to the other Offer, and may do so without extending the applicable Early Tender Deadline (as defined herein) or withdrawal rights.

Holders who validly tender and deliver and do not withdraw or revoke Notes and Consents at or prior to 5:00 p.m., New York City time, on June 30, 2017, unless extended or earlier terminated (such date and time, as the same may be extended with respect to one or both series of Notes, the “Early Tender Deadline”) will be eligible to receive the applicable Total Consideration which includes the applicable Early Tender Payment, the amounts of which are set forth in the table above with respect to such series of Notes. Holders who desire to tender their Notes pursuant to an Offer must deliver a Consent and such Holders may not deliver Consents without tendering their Notes.

Holders who validly tender and deliver Notes and Consents after the applicable Early Tender Deadline but at or prior to the applicable Expiration Time will be eligible to receive only the applicable Tender Offer Consideration as set forth in the table above, which represents the applicable Total Consideration less the applicable Early Tender Payment with respect to such series of Notes.

Upon the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement, payment for Notes accepted for purchase will be made (a) with respect to the Notes validly tendered and not validly withdrawn at or prior to the applicable Early Tender Deadline, at the Company’s option, on any day after the applicable Early Tender Deadline up to and including the applicable Final Settlement Date, and (b) with respect to Notes validly tendered after the applicable Early Tender Deadline but at or prior to the applicable Expiration Time, on the applicable Final Settlement Date.

In addition, Holders of Notes that are accepted by the Company will be paid accrued and unpaid interest from the last date on which interest was paid up to, but excluding, the applicable settlement date.

Notes may be withdrawn and Consents may be revoked at any time on or prior to the applicable Early Tender Deadline, but not thereafter.

In the event that the Company receives the Requisite Consents (as defined herein) from the Holders of a series of Notes, the Company will enter into a supplemental indenture (“Supplemental Indenture”) with respect to such series, reflecting the Proposed Actions.

Consummation of each Offer and Consent Solicitation is subject to conditions as set forth in the Offer to Purchase and Consent Solicitation Statement, including, amongst others: (i) the receipt of Consents from Holders of a majority in aggregate principal amount of the Notes of such series then outstanding (excluding any Notes held by us or our affiliates) (the “Requisite Consents”); and (ii) the Company’s successful completion of one or more sales of the Company’s mortgage servicing rights (the “MSRs”), together with all related servicing advances (the “Advances”), pursuant to that certain agreement dated as of December 28, 2016 by and between New Residential Mortgage LLC, PHH Mortgage Corporation and the Company, which sales represent an aggregate of at least $450 million of book value of the MSRs and Advances on the Company’s balance sheet as of March 31, 2017. The Company may amend or waive any condition with respect to one Offer without taking a corresponding action to the other Offer.

The Proposed Actions will eliminate or modify substantially all of the restrictive covenants as well as certain events of default and other provisions contained in each of the Indentures, give effect to the consent to the Sales and waive any potential default that may occur resulting from the Sales, including if the Sales constitute all or substantially all of the Company’s assets.

Subject to applicable law, the Company may extend, amend or terminate an Offer and Consent Solicitation. Capitalized terms used in this release and not defined herein have the meanings given them in the Offer to Purchase and Consent Solicitation Statement.

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are the Dealer Managers in connection with the Offers and the Consent Solicitations. For additional information regarding the terms of the Offers, please contact: Citigroup at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or Credit Suisse at (800) 820-1653 (toll free) or (212) 325-2476 (collect). Requests for documents may be directed to Global Bondholder Services Corporation, which is acting as the information agent and tender agent for the Offers and the Consent Solicitations, at (866) 470-4200 (toll-free).

This press release does not constitute a solicitation of Consents of Holders of the Notes and shall not be deemed a solicitation of Consents with respect to any other securities of the Company. The Offers and the Consent Solicitations will be made solely pursuant to the Offer Documents. All statements herein regarding the terms of the

Offers and the Consent Solicitations, the Proposed Actions (including the proposed Waivers), the Supplemental Indentures and the

Indentures are qualified in their entirety by reference to the text of the Offer Documents, the Supplemental Indentures and the Indentures. The completion of the Offer and the Consent Solicitation and the execution of the Supplemental Indentures are subject to a number of conditions. No assurance can be given that any such Consent Solicitations can or will be completed on terms that are acceptable to the Company, or at all, or that one or both of the Supplemental Indentures will be executed.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of end-to-end mortgage solutions through its subsidiary, PHH Mortgage. Its outsourcing model and proven expertise, combined with a strong commitment to operational excellence and customer service, has enabled PHH Mortgage to become one of the largest non-bank originators and servicers of residential mortgages in the United States. PHH Mortgage provides mortgage solutions for the real estate market and financial institutions, and offers home financing directly to consumers. For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

PHH Corporation
Investors
Hugo Arias, (856) 917-0108
hugo.arias@phh.com
or
Media
Dico Akseraylian, (856) 917-0066
dico.akseraylian@phh.com